                                                                                                                                                                     Exhibit 99

                                                                           MORTGAGE AND OTHER NOTES PAYABLE
                                                                  INCLUDING WEIGHTED INTEREST RATES AT JUNE 30, 2001

                                                                   BENEFICIAL   EFFECTIVE
                                                      100%          INTEREST     RATE (a)                                MATURITIES AT BENEFICIAL INTEREST
                                                                                            -------------------------------------------------------------------------------------------
                                                    06/30/01        06/30/01     06/30/01     2001     2002    2003    2004    2005    2006    2007    2008    2009    2010    TOTAL
                                                    --------        --------     --------     -----    -----   -----   -----   -----   -----   -----   -----   -----   -----   -----

CONSOLIDATED  FIXED RATE DEBT:
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

BEVERLY CENTER                                           146.0           146.0        8.36%                             146.0                                                    146.0
BILTMORE                                                  79.4            79.4        7.68%       0.4     0.8     0.8     0.9     1.0     1.1     1.2     1.2    72.0             79.3
MACARTHUR CENTER                                         144.2           101.0        7.59%       0.5     1.0     1.1     1.1     1.2     1.3     1.4     1.5     1.7    90.2    101.0
THE MALL AT SHORT HILLS                                  270.0           270.0        6.70%               1.9     3.0     3.2     3.5     3.7     4.0     4.2   246.4            270.0

OTHER                                                     24.4            24.3       11.94%       0.8     1.8     0.3     0.3     0.3     0.4     0.4     0.1    20.0     0.0     24.4
                                                   ------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FIXED                                 664.0           620.7        7.57%       1.7     5.4     5.3   151.6     6.0     6.5     6.9     7.1   340.1    90.2    620.7
WEIGHTED RATE                                                                                   7.55%   7.20%   7.02%   8.31%   7.02%   7.02%   7.03%   7.06%   7.28%   7.59%

CONSOLIDATED FLOATING RATE DEBT:
--------------------------------
GREAT LAKES CROSSING                                     169.6           144.2        5.56%       1.3   142.9                                                                    144.2
THE SHOPS AT WILLOW BEND                                 153.1           153.1        5.89%                     153.1                                                            153.1
TWELVE OAKS                                               50.0            50.0        4.43%      50.0                                                                             50.0
OTHER                                                    100.0           100.0        5.08%     100.0                                                                            100.0
WELLINGTON GREEN                                          86.0            77.4        5.90%                              77.4                                                     77.4
TRG CREDIT FACILITY                                        5.5             5.5        5.00%       5.5                                                                              5.5

TRG CREDIT FACILITY                                       88.0            88.0        4.88%      88.0                                                                             88.0
                                                   ------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FLOATING                              652.2           618.2        5.41%     244.8   142.9   153.1    77.4     0.0     0.0     0.0     0.0     0.0     0.0    618.2
WEIGHTED RATE                                                                                   4.88%   5.56%   5.89%   5.90%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%

TOTAL CONSOLIDATED                                     1,316.2         1,238.9        6.49%     246.5   148.3   158.4   229.0     6.0     6.5     6.9     7.1   340.1    90.2  1,238.9
WEIGHTED RATE                                                                                   4.89%   5.62%   5.93%   7.50%   7.02%   7.02%   7.03%   7.06%   7.28%   7.59%
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

JOINT VENTURES FIXED RATE DEBT:
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ARIZONA MILLS                               36.84%       145.3            53.5        7.90%       0.1     0.4     0.5     0.5     0.6     0.6     0.6     0.7     0.8    48.8     53.5
CHERRY CREEK                                50.00%       177.0            88.6        7.68%                               0.5     1.3    86.7                                     88.6
FAIR OAKS                                   50.00%       140.0            70.0        6.60%                                                              70.0                     70.0

WESTFARMS                                   78.94%       100.0            78.9        7.85%              78.9                                                                     78.9
WOODLAND                                    50.00%        66.0            33.0        8.20%                              33.0                                                     33.0
                                                   ------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FIXED                                628.3           324.0        7.58%       0.1    79.4     0.5    34.0     1.8    87.3     0.6    70.7     0.8    48.8    324.0
WEIGHTED RATE                                                                                   7.90%   7.85%   7.90%   8.19%   7.75%   7.68%   7.90%   6.61%   7.90%   7.90%

JOINT VENTURES FLOATING RATE DEBT:
----------------------------------

DOLPHIN MALL                                50.00%       164.6 (b)        82.3        8.14%              82.3                                                                     82.3
THE MALL AT MILLENIA                        50.00%        22.3            11.2        5.92%                      11.2                                                             11.2
STAMFORD TOWN CENTER                        50.00%        76.0            38.0        4.78%              38.0                                                                     38.0
INTERNATIONAL PLAZA                         26.49%       121.4            32.2        5.65%              32.2                                                                     32.2

WESTFARMS                                   78.94%        55.0            43.4        5.10%              43.4                                                                     43.4
OTHER                                                      2.6             1.4        7.00%       0.2     0.4     0.4     0.4     0.1                                              1.4
                                                   ------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FLOATING                             441.9           208.5        6.38%       0.2   196.3    11.6     0.4     0.1     0.0     0.0     0.0     0.0     0.0    208.4
WEIGHTED RATE                                                                                   7.00%   6.41%   5.96%   7.00%   7.00%   0.00%   0.00%   0.00%   0.00%   0.00%

TOTAL JOINT VENTURE                                    1,070.2           532.5        7.11%       0.3   275.7    12.0    34.4     1.9    87.3     0.6    70.7     0.8    48.8    532.5
WEIGHTED RATE                                                                                   7.28%   6.82%   6.03%   8.17%   7.70%   7.68%   7.90%   6.61%   7.90%   7.90%
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TRG BENEFICIAL INTEREST TOTALS
------------------------------
FIXED RATE DEBT                                                          944.7        7.57%       1.8    84.8     5.7   185.6     7.8    93.8     7.6    77.8   340.9   138.9    944.7
                                                                                                7.57%   7.81%   7.09%   8.29%   7.19%   7.64%   7.10%   6.65%   7.28%   7.70%
FLOATING RATE DEBT                                                       826.7        5.66%     245.0   339.1   164.7    77.8     0.1     0.0     0.0     0.0     0.0     0.0    826.7
                                                                                                4.88%   6.05%   5.89%   5.91%   7.00%   0.00%   0.00%   0.00%   0.00%   0.00%
TOTAL                                                                  1,771.4        6.70%     246.8   423.9   170.4   263.4     7.9    93.8     7.6    77.8   340.9   138.9  1,771.4
                                                                                                4.90%   6.40%   5.94%   7.58%   7.28%   7.64%   7.10%   6.65%   7.28%   7.70%

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                   Average Maturity              4.74
                                                                                             =========

(a) Rate includes effect of swap at Dolphin.  No caps are in the money at June 30, 2001.
(b) As of 6/30/01, $200 million is swapped to an all-in rate of 8.14%.